Exhibit 31.2

CERTIFICATION

I, Thomas Elliott, certify that:

1.	I have reviewed this annual report on Form 10-QSB of Supreme Realty Investments, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the fiscal quarter ending Septembe 30, 2005;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the fiscal quarter ended Septembe 30, 2005;

4.
The company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the company and have:

a.
Designed such disclosure controls and procedures to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the fiscal quarter ended Septembe 30, 2005;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the company's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the fiscal quarter ended Septembe 30, 2005, based on such evaluation; and

d.
Disclosed in this report any change in the company's internal control over financial reporting that occurred during the company's fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the company's internal control over financial reporting; and

5.
The company's other certifying officers and I have disclosed, based on our most recent evaluation, to the company's auditors and the audit committee of company's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies in the design or operation of internal controls which could adversely affect the company's ability to record, process, summarize and report financial data and have identified for the company's auditors any material weaknesses in internal controls; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal controls; and

6.
The company's other certifying officers and I have indicated in this report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 8, 2005	/s/ Thomas Elliott
Thomas Elliott, Chief Executive Officer